                                                                   EXHIBIT 23.1


                            Child, Sullivan & Company
                          Certified Public Accountants
                           4764 South 900 East, Suite1
                         Salt Lake City, Utah 84117-4977
                                 (801) 281-4700


To the Board of Directors
Kahiki Foods, Inc.
Columbus, Ohio

We consent to the inclusion of our opinion dated June 3, 2004 and September 16, 2004 on the financial statements as of, and for the year ended March 31, 2004 in the Form 10-KSB of Kahiki Foods, Inc. for the year ended March 31, 2005.


/s/Child, Sullivan & Company
Certified Public Accountants
Salt Lake City, Utah
June 16, 2005